Exhibit 99.1

WRITTEN CONSENT
OF
SHAREHOLDERS
OF
PLATINUM ENERGY RESOURCES, INC.

The undersigned, being the holders of a majority of the outstanding shares of common stock entitled to vote at an election of directors of Platinum Energy Resources, Inc., a Delaware corporation (the “Company”), hereby adopt by this Unanimous Written Consent dated January 28, 2011, pursuant to Section 228 of the Delaware General Corporation Act, the following resolutions without a meeting of stockholders:

RESOLVED, that, pursuant to Article 3.8 of the Amended and Restated By-Laws of the Company (the “By-Laws”), that the following director shall be removed from office, effective as of the date hereof:

William C. Glass

Miscellaneous

RESOLVED, that the directors and officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all further actions, to execute and deliver or cause to be executed and delivered all further instruments, agreements, certificates, undertakings and other documents, to incur all fees and expenses and do any and all things as in their judgment shall be necessary, appropriate or advisable in order to carry into effect the purpose and intent of any and all of the foregoing resolutions; and the execution by such directors and officers of any such certificate, agreement, instrument or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the action so taken; and it is further

RESOLVED, that any actions taken by the directors or officers of the Company in connection with the matters contemplated by the foregoing resolutions on or prior to the date of this Written Consent are hereby ratified, confirmed and approved as the act and deed of the Company.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the Effective Date.

PACIFIC INTERNATIONAL GROUP HOLDINGS LLC

/s/ Syd Ghermezian
By: Syd Ghermezian
Title: Manager

/s/ Syd Ghermezian
Syd Ghermezian